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                                                                EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 27, 1996, (October 22, 1996 for Note 6, 2nd paragraph) relating to the financial statements of 353 Myers Avenue Limited Partnership as of December 31, 1995, and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Schechter Dokken Kanter
     Andrews & Selcer Ltd

Schechter Dokken Kanter
 Andrews & Selcer Ltd


Minneapolis, Minnesota
January 16, 1997